NICHOLAS-APPLEGATE

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                                 CODE OF ETHICS
                                  AND CONDUCT
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                               NICHOLAS-APPLEGATE
                               CAPITAL MANAGEMENT

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                               NICHOLAS-APPLEGATE
                                   SECURITIES

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                               NICHOLAS-APPLEGATE
                              INSTITUTIONAL FUNDS


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                        MESSAGE FROM THE MANAGING PARTNER


Nicholas-Applegate, quite simply, does not exist without our clients. While it's true we are an investment management firm, known for providing excellent investment returns and client service, a large part of our success is built on our reputation for integrity and professionalism. Our clients place not only their money, but also their trust with us when they hire us. It is up to us as a firm, and each one of us individually, to ensure that trust is upheld. Without it, we would not have a single client, regardless of our investment returns.

With this in mind, the firm has long had a formal Code of Ethics in place. Every employee commits to follow this Code when he/she joins the firm, and we, as a firm, are committed to the principles embodied by the Code. The driving principle is actually pretty easy to express: "Our clients come first." Everything, really, flows from that simple statement. When you review and sign the attached Code of Ethics, I'd like you to keep these principles in mind and know that they are supported at our firm from the top down. I'd also like you to recognize that ultimately the Code of Ethics is really just an expression about the way we, as a firm, want to do business, and that it is our responsibility individually, and as a firm, to ensure the Code is followed in spirit, as well as word. The Code can't cover every individual situation that may come up, so we must all use our best efforts to apply the principles of the Code in our everyday business. We, and our clients, should expect nothing less.



                                  Art Nicholas


                                       i
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


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                                                     TABLE OF CONTENTS
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A.       DEFINITIONS ....................................................................................A-1
         -----------

I.       INTRODUCTION & OVERVIEW...........................................................................1
         -----------------------

II.      PERSONS COVERED BY THIS CODE
-------------------------------------
         A.   EMPLOYEES & COVERED PERSONS..................................................................3
         B.   OUTSIDE FUND DIRECTORS /TRUSTEES.............................................................3
         C.   THE ADMINISTRATOR ...........................................................................4

III.     PERSONAL SECURITIES TRANSACTIONS
-----------------------------------------
         A.   COVERED SECURITIES & TRANSACTIONS............................................................5
         B.   EXEMPT SECURITIES & TRANSACTIONS.............................................................5

IV.      PROCEDURES FOR TRADING SECURITIES
------------------------------------------
         A.   PRE-CLEARANCE................................................................................7
         B.   VIOLATIONS...................................................................................8
         C.   HOLDING PERIOD RESTRICTION..................................................................10
         D.   BLACKOUT PERIOD.............................................................................10
         E.   DE MINIMIS TRANSACTIONS.....................................................................10
         F.   INITIAL PUBLIC OFFERINGS ("IPOS") & PRIVATE PLACEMENTS......................................11
         G.   FRONT-RUNNING...............................................................................11
         H.   INSIDE INFORMATION..........................................................................11

V.       REPORTS & CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS
----------------------------------------------------------------------------
         A.    PERSONAL HOLDINGS REPORTS..................................................................13
         B.    MONTHLY TRANSACTION & GIFT REPORTS.........................................................13
         C.    DUPLICATE BROKERAGE STATEMENTS & CONFIRMATIONS.............................................14
         D.    CERTIFICATION OF COMPLIANCE................................................................14

VI.      POTENTIAL CONFLICT OF INTEREST ISSUES
----------------------------------------------
         A.    SERVICE ON BOARDS OF OTHER COMPANIES.......................................................15
         B.    GIFTS .....................................................................................15
         C.    GIFT PRE-CLEARANCE.........................................................................15
         D.    GIFT VIOLATIONS ...........................................................................16


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                                                     TABLE OF CONTENTS (Cont'd)
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VII.     VIOLATIONS OF THE CODE ..........................................................................17
         ----------------------
VIII.    ANNUAL BOARD REVIEW .............................................................................18
         -------------------
IX.      ADMINISTRATION & CONSTRUCTION ...................................................................19
         -----------------------------
X.       AMENDMENTS & MODIFICATIONS.......................................................................20
         --------------------------

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         POLICIES & PROCEDURES - INSIDER TRADING POLICY ......................................... APPENDIX I
         ----------------------------------------------

         EXAMPLES OF BENEFICIAL OWNERSHIP ...................................................... APPENDIX II
         ---------------------------------

         PERSONAL TRADING RESTRICTION SUMMARY ................................................. APPENDIX III
         ------------------------------------

         EXCEPTIONS TO BAN ON SHORT-TERM TRADING ............................................... APPENDIX IV
         ---------------------------------------

         CODE OF ETHICS SIGNATURE PAGES.......................................................... APPENDIX V
         ------------------------------



                                      iii
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                                   DEFINITIONS
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             The following definitions apply to this Code of Ethics:


    NACM                                     Nicholas-Applegate Capital Management, Inc., a CA LP

    NAS                                      Nicholas-Applegate Securities

    NAIF OR FUNDS                            Nicholas-Applegate Institutional Funds

    NA                                       Nicholas-Applegate (i.e., NACM, NAS and NAIF)

    CODE                                     NA Code of Ethics

    EMPLOYEES                                All officers, partners and employees of NACM and NAS,
                                             well as part-time employees, consultants, temps and
                                             interns after one month

    COVERED PERSONS                          Any Employee and any relative by blood or marriage
                                             living in the Employee's household or any person who
                                             holds an account that names Employee as a beneficiary
                                             or otherwise

    INVESTMENT PERSONNEL                     Trading Desk personnel, portfolio managers and financial
                                             analysts

    ADMINISTRATOR                            Brown Brothers Harriman - Administrator of the Funds

    ADVISORY CLIENTS                         Shareholders of funds, institutional clients and any other person or entity whom NA provides investment advisory services

    EXEMPT TRANSACTIONS                      Any transaction that does not require pre-clearance by
                                             NA's Compliance Department prior to execution (e.g.,
                                             open-end mutual funds, U.S, government securities
                                             and named indices as listed in the Code at Appendix IV)

    TRUSTEES                                 Trustees of the Funds

    BENEFICIAL OWNERSHIP                     For purposes of this Code, "beneficial ownership" means any interest in a security for which a Covered Person can directly or indirectly receive a monetary benefit, including the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security.  Please refer to Appendix II for additional examples of beneficial ownership


                                      A-1


    NON-EMPLOYEE TRUSTEES                    Trustees of the Funds who are not Employees of NACM or NAS
                                             (including employees of the Administrator)

    PERSONAL SECURITIES TRANSACTION          Any trade in debt or equity securities executed on a stock market, or other securities not defined as "exempt securities"
                                             under the NA Code of Ethics, by a Covered Person. This includes all futures, options, warrants, short-sells, margin calls, or other instrument of investment relating to an equity security

    EXEMPT SECURITIES                        Securities, which, under the Code, do not require pre-clearance authorization by the Compliance Department (see page 11 and
                                             Appendix IV)

    BLUEFORM                                 Monthly Personal Securities Transaction and Gift Report

    INSIDER                                  Persons who are officers, directors, employees and spouse and anyone else who is privy to inside information

    INSIDER TRADING                          Buying or selling of a security while in possession of material, non-public information or anyone who has communicated such information in connection with a transaction that results in a public trade or information service or medium

    NON-PUBLIC INFORMATION                   Any information that is not made known via a public magazine, newspaper or other public document

    ACCESS PERSON                            Any Employee of NA, including temporary employees (if here more than one month), interns and consultants (working on NA premises)

    OPEN-END INVESTMENT COMPANIES            Funds that continuously offer new shares and redeem outstanding shares
    (OPEN-END MUTUAL FUNDS)                  at NAV on any business day.  Shares are purchased directly from the distributor of the funds

    CLOSED-EN INVESTMENT COMPANIES           Funds whose shares traded on the secondary market with most being listed on stock exchanges. New shares are not continuously offered, nor are outstanding shares redeemable.


                                      A-2


                           CODE OF ETHICS AND CONDUCT

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          REVISED AS OF MARCH 20, 2000


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I.       INTRODUCTION & OVERVIEW
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         Nicholas-Applegate  Capital  Management  ("NACM"),   Nicholas-Applegate
         Securities ("NAS") and Nicholas-Applegate  Institutional Funds ("NAIF")
         (collectively,  "NA") have  developed  and  maintain a  reputation  for integrity and high ethical  standards.  Therefore,  it is essential not only that NA and its employees  comply with relevant  federal and state securities  laws,  but that we also maintain high standards of personal and professional  conduct. NA's Code of Ethics and Conduct (the "Code")
         is designed  to help  ensure  that we conduct our  business in a manner consistent with these high standards.

         As a registered investment adviser, NA and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own. A critical component of meeting our fiduciary duty is to avoid potential conflicts of interest.
         Accordingly, you must avoid all activities, interests and relationships that interfere or appear to interfere with making decisions in the best interests of the shareholders of NAIF (or "Funds") and any other person or entity to which NA provides investment advisory services (together, "Advisory Clients").

         Please bear in mind a conflict  of interest  can arise even if there is no financial loss to Advisory  Clients and regardless of the employee's
         motivation.   Many  potential   conflicts  of  interest  can  arise  in
         connection with employee personal trading and related activities.
         The Code is  designed to address and  prevent  potential  conflicts  of interest  pertaining to personal trading and related  activities and is based on the following principles:

            1)    We must at all  times  place  the  interests  of our  Advisory
                  Clients first. In other words, as a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interests of NA Advisory Clients.

            2) We must make sure that all personal securities transactions are conducted consistent with the Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility.

            3) We must not take inappropriate advantage of our positions. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with NA could call into question the exercise of your independent judgment.


                                       1
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         The Code contains policies and procedures  relating to personal trading by Covered Persons, as well as Trustees of the Funds.


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                            YOU MUST BECOME FAMILIAR
                           WITH AND ABIDE BY THE CODE
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         Compliance  with the Code is a condition  of your  employment  with NA.
         Violations  of the Code  will be taken  seriously  and will  result  in sanctions  against the  violator,  up to and including  termination  of employment.

         As with all policies and procedures, the Code was designed to apply to a myriad of circumstances and conduct. However, this Code is not intended to be all-inclusive as no policy can anticipate every potential conflict of interest that can arise in connection with personal trading.


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          YOU ARE EXPECTED TO ABIDE NOT ONLY BY THE LETTER OF THE CODE,
                       BUT ALSO BY THE SPIRIT OF THE CODE
--------------------------------------------------------------------------------

         Whether or not a specific provision of the Code addresses a particular situation, you must conduct your activities in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest. NA reserves the right, when it deems necessary in light of particular circumstances, to impose more stringent requirements on those persons subject to the Code, or to grant exceptions to the Code.

         Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can evolve over time, NA reserves the right to modify any or all of the policies and procedures set forth in the Code. If NA revises the Code, the Director of Compliance will provide you with written notification of the changes. You must familiarize yourself with any modifications to the Code.

         If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code in a particular situation, contact the Compliance Department.


                                       2
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II.      PERSONS COVERED BY THIS CODE
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         A.       EMPLOYEES & COVERED PERSONS

         The policies and procedures set forth in the Code apply to all officers, principals and employees of NACM and NAS (collectively, "Employees"). The Code also applies to all temporary employees, consultants and interns (if here more than one month) who work for NA on premises.

         The policies and procedures set forth in the Code also apply to all members of an Employee's immediate family which, for purposes of the Code, refers to any relative by blood or marriage living in the Employee's household (together with Employees, "Covered Persons").


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                 THE CODE ALSO APPLIES TO ACCOUNTS IN WHICH THE
                 EMPLOYEE IS NAMED AS A BENEFICIARY, TRUSTEE OR
                IS OTHERWISE ABLE TO EXERCISE INVESTMENT CONTROL
--------------------------------------------------------------------------------

         B.     OUTSIDE FUND DIRECTORS/TRUSTEES

         Special rules apply to Fund Trustees who are not employees of NACM or NAS ("Non-Employee Trustees"). Specifically, Non-Employee Trustees are
         NOT subject to the:

                 o        3-day blackout period;
                 o        prohibition on initial public offerings;
                 o        restrictions on private placements;
                 o        ban on short-term trading profits;
                 o        gift restrictions; or
                 o        restriction on service as a director.

         Further, a Non-Employee Trustee is not required to pre-clear personal securities transactions provided he or she did not have knowledge of any current or pending transactions in the Security that have been completed within the last fifteen (15) calendar days immediately preceding the date of the transaction.

         A Non-Employee Trustee is not required to submit quarterly personal securities transaction reports, unless he or she knew, or should have known, in the ordinary course of the fulfillment of his or her official duties as a trustee of one of the Funds, that during the 15-day period immediately preceding or following the date of a transaction in a security by the Non-Employee Trustee that such security was purchased or sold, or was considered for a purchase or sale, by a Fund or by NA for an Advisory Client. Non-Employee Trustees also are not required to submit annual portfolio holdings reports to NA.


                                       3
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         C.       THE ADMINISTRATOR

         Officers  of the Fund  who are  officers  or  employees  of the  Fund's
         Administrator are exempt from all provisions of this Code to the extent that the Administrator has adopted reasonable written policies and procedures regarding personal securities transactions by its employees.









                                       4
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III.     PERSONAL SECURITIES TRANSACTIONS
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         The firm's  policies  and  procedures  set forth in the Code  regarding personal  investing  apply to ALL personal  securities  transactions by
         Covered  Persons,  unless a transaction is in an Exempt Security or the transaction is an Exempt Transaction as defined below.

         A.       COVERED SECURITIES & TRANSACTIONS

         Personal securities transactions subject to the Code include, but are not limited to:

         o equity securities including common and preferred stock, except as otherwise exempted below;

         o investment and non-investment grade debt securities;

         o investments convertible into, or exchangeable for, stock or debt securities;

         o any derivative instrument relating to any of the above securities, including options, warrants and futures;

         o any interest in a partnership investment in any of the foregoing; and

         o shares of closed-end investment companies.

         B.       EXEMPT SECURITIES & TRANSACTIONS

         The Code pre-clearance procedures and reporting requirements do not apply to the following types of securities and transactions, unless specified otherwise, which are referred to as "Exempt Securities" and "Exempt Transactions":

         Exempt Securities

         1.       Shares of registered open-end mutual funds and money market funds;
         2.       Treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities;
         3.       Debt instruments issued by a banking institution, such as bankers' acceptances and bank certificates of deposit; (this does not exempt corporate bonds or high yield bonds)
         4.       Commercial paper;
         5.       Municipal bonds; or
         6.       Stock indices; (See Appendix IV)
                                  ---------------

         Exempt Transactions

1. Transactions in an account over which a Covered Person has no direct or indirect influence or control; or in any account held by a Covered Person which is managed on a discretionary basis by a person other than the Covered Person and, with respect to which the Covered Person does not influence or control the transactions;


                                       5
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2.                Transactions that are non-voluntary on the part of the Covered
                  Person (these transactions must be reported on the monthly report or "Blue Form") (e.g., bond calls, stock splits, spin-offs, etc.);

3. Purchases that are part of an automatic dividend reinvestment plan. However, your initial purchase into a DRIP program must be pre-cleared with Compliance and reported on your first monthly report after starting the program. If you ever contribute more than the automatic deduction to this plan, you must pre-clear this transaction as if it were a non-exempt transaction;

4. Purchases as a result of the exercise by a Covered Person of rights issued pro rata to all holders of a class of securities, to the extent that such rights were acquired from the issuer, and the sale of such rights;

5. Other similar circumstances as determined by the Director of Compliance or General Counsel; or

6. Transactions in options or futures contracts on commodities, currencies or interest rates.

Additionally, transactions in accounts over which the Covered Person has no beneficial ownership, nor exercises direct or indirect influence or control, may be excluded from the Code (and treated as Exempt Transactions).

If you have any questions about whether a particular transaction qualifies as an Exempt Transaction, contact the Compliance Department or the General Counsel.


                                       6
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IV.      PROCEDURES FOR TRADING SECURITIES
--------------------------------------------------------------------------------

         Covered Persons wishing to purchase or sell securities for their own accounts must follow certain procedures designed to avoid actual or potential conflicts of interest. These procedures include pre-clearing the transaction, holding the security for at least the required minimum length of time, and adhering to a blackout period around Advisory
         Client trades. Please note that these procedures do not apply to Exempt
         Securities and Exempt Transactions, as described above.

         A.       PRE-CLEARANCE

         As a Covered Person, you must submit an Employee Personal Request (an electronic pre-clearance form), which can be found on the NA intranet site at home.nacm.com under Trading/Monthly Reports and Forms - CTI iTrade, prior to the purchase or sale of securities for your own account or any accounts over which you have control or have a beneficial interest. In addition, Investment Personnel must have all transactions approved by the Chief Investment Officer ("CIO") (or investment partner in the CIO's absence). Requests received without the required signature will not be cleared.

         You must submit pre-clearance for all personal securities transactions, unless the transaction qualifies as an Exempt or De Minimis Transaction
         (described below). All other purchase or sale transactions, including transactions in equity securities of up to 1,000 shares or $10,000 that are not listed on a domestic exchange or have market capitalization of less than $2 billion, must be pre-cleared prior to execution.


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               TRANSACTIONS IN EQUITY SECURITIES UNDER 1000 SHARES
                   OR $10,000, WITH A MARKET CAPITALIZATION OF
                    OVER $2 BILLION DO NOT NEED PRE-CLEARANCE
--------------------------------------------------------------------------------

         However, if you are buying 500 shares or less, the security is on NYSE or the issuer's market capitalization is over $500 million the trade will be approved even if NA is active in the security.

         NA will treat the pre-clearance process as confidential and will not disclose the information given during the pre-clearance process, except as required by law or for applicable business purposes.

         As a Covered Person, you cannot execute the requested transaction until you receive authorization from the Compliance Department to do so.
         Pre-clearance requests will be processed by the Compliance Department as quickly as possible. Please remember that pre-clearance approval is not automatically granted for every trade.


                                       7


         Priority Pre-Clearance Window

         Compliance Department personnel will give priority attention to any pre-clearance request submitted prior to 9:00 a.m. In these cases, you will normally receive notification of your pre-clearance approval or denial within 10-15 minutes. Pre-clearance requests submitted after 9:00 a.m. will be processed in as timely a manner as possible, but other Compliance Department duties may delay the response for two (2) hours or more (depending on department priorities) after submission.

         Pre-Clearance Period

         Pre-clearance must be obtained on the date of the proposed transaction.
         Pre-clearance approval for domestic Personal Securities Transactions effected through a broker-dealer is the day it is pre-cleared up until the "market open" the next business day (6:30 a.m. PT, except holidays) after the day that pre-clearance was obtained.


--------------------------------------------------------------------------------------
          IF YOU DECIDE NOT TO EXECUTE THE TRANSACTION ON THE DAY YOUR
     PRE-CLEARANCE APPROVAL IS GIVEN, OR YOUR ENTIRE TRADE IS NOT EXECUTED,
 YOU MUST REQUEST PRE-CLEARANCE AGAIN AT SUCH TIME AS YOU DECIDE TO EXECUTE THE TRADE
--------------------------------------------------------------------------------------


         Pre-clearance  approval is valid only for the  particular  security and quantity  indicated on the Form.  For example,  if you wish to increase the  size of the  transaction,  you  must  submit  a new  pre-clearance request  and receive a new  pre-clearance  approval.  However,  you may
         decrease   the  size  of  the   transaction   without   obtaining   new
         authorization, but should inform Compliance if this is done.

         Failure to obtain pre-clearance for a personal securities transaction is a serious breach of NA's Code. If you fail to obtain pre-clearance approval for your personal securities transaction, you will be subject to disciplinary action, up to and including termination of employment.
         You may also be required to cancel the trade and bear any losses that occur. You may also be required to disgorge any profits realized on the unauthorized trade and donate them to a charity designated by NA (see below).

         B.       VIOLATIONS

                  1.       MONTHLY REPORTING VIOLATIONS

         You must complete your Personal  Security  Transaction  and Gift Report
         ("Blueform") via the intranet site by the end of the 10th day of each month, regardless of whether you had any trading or gift activity for that month.


                                       8


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                          YOU MUST SUBMIT YOUR BLUEFORM
                           BY THE 10TH OF EVERY MONTH
--------------------------------------------------------------------------------

         The Executive Committee member with oversight of your department may grant exceptions to this requirement for legitimate business or personal reasons. However, you should make every reasonable effort to submit your report in a timely manner.


--------------------------------------------------------------------------------
                   IF YOU FAIL TO REMIT YOUR BLUEFORM ON TIME,
                     YOU WILL BE FINED $50 FOR THE FIRST DAY
                     LATE & $10 FOR EACH ADDITIONAL DAY THE
                                 REPORT IS LATE.
--------------------------------------------------------------------------------


                  2.       TRADING VIOLATIONS

         Any trading-related violation of this Code, including failure to properly pre-clear a non-exempt personal trade, etc., will incur the following sanctions, in addition to disgorging any profits on personal trades that conflict with NA client transactions:

--------------------------------------------------------------------------------
         First Violation
--------------------------------------------------------------------------------
         o    A fine of 0.5% of base salary up to $500;
         o    Meet with Department Head and the Director of Compliance to discuss and re-sign the Code of Ethics.

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         Second Violation (within 12 months)
--------------------------------------------------------------------------------
         o    A fine of 1% of base salary up to $1,000;
         o    Meet with Department Head and the Director of Compliance to discuss and re-sign the Code of Ethics;
         o    Written warning to personnel file;

--------------------------------------------------------------------------------
         Third violation (within 12 months)
--------------------------------------------------------------------------------
         o    A fine of 2% of base salary up to $2,000;
         o    Meet with Department Head and the Director of Compliance to discuss and re-sign the Code of Ethics;
         o    Written warning to personnel file;
         o    Prohibition from trading personally for a specific period of time
              (e.g., 6 months to 1 year) except to close out current positions;
         o    May result in termination of employment with NA.

All fines will be paid to a charity of NA's choice: currently the United Way.
Checks will be submitted to Compliance and forwarded to the selected charity.


                                       9
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         C.       HOLDING PERIOD RESTRICTION

         As a general principle,  personal  securities  transactions must be for investment  purposes and not for the purposes of generating  short-term profits. Any profits realized on a sale of a security held less than 60 days will be  disgorged,  with a check  written  to a  charity  of NA's
         choice,   currently  the  United  Way.  Checks  will  be  submitted  to
         Compliance  and forwarded to the selected  charity.  You may,  however, sell a security  held less than 60 days if the  security  is being sold for no profit.

         This holding period restriction does not apply to Exempt Securities or Exempt Transactions. NA's Director of Compliance or General Counsel may also grant exceptions to this prohibition in limited circumstances
         (e.g., bankruptcy, eviction, personal health emergency, etc.) upon prior written request.


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                 YOU MAY NOT SELL A SECURITY ACQUIRED WITHIN THE
                   PREVIOUS 60 DAYS, UNLESS SELLING AT A LOSS
--------------------------------------------------------------------------------

         D.       BLACKOUT PERIOD

         As a Covered Person, you may not buy or sell equity securities for your personal accounts if:

               o NA has engaged in a transaction in the same or an equivalent security for an Advisory Client account within the last three (3) days, or
               o the security is on the NA trading blotter or proposed blotter.

         In the event you effect a prohibited personal securities transaction within 3 business days before or after an Advisory Client account transaction in the same or equivalent security, you will be required to close out your position in the security and disgorge any profit realized from the transaction to a charity designated by NA. However, if you properly obtained pre-clearance for a transaction and an Advisory Client account subsequently transacted in the same security within 3 days of your transaction, this will not normally result in required disgorgement, unless otherwise determined by NA's Director of Compliance or General Counsel.

         The blackout period does not apply to transactions that qualify as Exempt Securities or Exempt Transactions.

         E.       DE MINIMIS TRANSACTIONS

         You are NOT required to pre-clear certain de minimis transactions that meet the following criteria. However, you must report these transactions on your monthly Blue Form:


                                       10


                  EQUITY SECURITIES
                  -----------------

                  Any purchase or sale transaction of up to 1,000 shares or $10,000 daily in a NYSE-listed security or any security listed on another domestic exchange (including NASDAQ) with a market capitalization of at least $2 billion.

                  DEBT SECURITIES
                  ---------------

                  Any purchase or sale transaction of up to 100 units ($100,000 principal amount) in an issuer with a market capitalization of at least $2 billion.


--------------------------------------------------------------------------------
                   ALL DE MINIMIS TRANSACTIONS ARE SUBJECT TO
                         THE HOLDING PERIOD RESTRICTION
--------------------------------------------------------------------------------

         F.       INITIAL PUBLIC OFFERINGS ("IPOS") & PRIVATE PLACEMENTS

         As a Covered Person, you may not engage in a personal securities transaction in any security in a private placement or IPO without prior written approval of NA's Director of Compliance or its General Counsel.
         In  considering  such  approval,  the Director of Compliance or General
         Counsel will take into account, among other factors, whether the investment opportunity is available to and/or should be reserved for an Advisory Client account, and whether the opportunity is being offered to the Covered Person by virtue of his or her position.

         If you are approved to engage in a personal securities transaction in a private placement or IPO, you must disclose that investment if you play a part directly or indirectly in subsequent investment considerations of the security for an Advisory Client account. In such circumstances, NA's decision to purchase or sell securities of the issuer shall be subject to an independent review by an NA Employee with no personal interest in the issuer. In addition, you may also be required to refrain from trading the security.

         G.       FRONT-RUNNING

         As a Covered Person, you may not front-run an order or recommendation, even if you are not handling the order or the recommendation (and even if the order or recommendation is for someone other than the Covered
         Person). Front-running consists of executing a transaction based on the knowledge of the forthcoming transaction or recommendation in the same or an underlying security, or other related securities, within three
         (3)  business  days  preceding a  transaction  on behalf of an Advisory
         Client.

         H.       INSIDE INFORMATION

         As a Covered Person, you may not use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of Advisory Clients or suitable for inclusion in such portfolios, for personal gain or on behalf of an Advisory Client. If you believe you are in possession of such information, you must contact
         NA's Director of Compliance immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent a Covered Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. (Refer to NA's Insider Trading
         Policy attached Appendix I for more information.)


                                       11



--------------------------------------------------------------------------------
                 AS A COVERED PERSON, YOU MAY NOT USE MATERIAL,
              NON-PUBLIC INFORMATION ABOUT ANY ISSUER OF SECURITIES
--------------------------------------------------------------------------------

If you have any regarding personal trading, contact the Compliance
Department or the General Counsel.





                                       12


--------------------------------------------------------------------------------
V.       REPORTS & CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS
--------------------------------------------------------------------------------

         A.       PERSONAL HOLDINGS REPORTS

         In order to address potential conflicts of interest that can arise when a Covered Person acquires or disposes of a security, and to help ensure compliance with the Code, as a Covered Person, you must submit a Personal Holdings Report at the time of commencement of employment with NACM or NAS and annually thereafter with a list of all securities holdings in which you have a beneficial interest (other than interests in Exempt Securities).


--------------------------------------------------------------------------------
                  YOU MUST SUBMIT A COMPLETE PERSONAL HOLDINGS
                           REPORT UPON COMMENCEMENT OF
                        EMPLOYMENT & ANNUALLY THEREAFTER
--------------------------------------------------------------------------------

         B.       MONTHLY TRANSACTION & GIFT REPORTS

         As a Covered Person, you must file a Monthly Securities Transaction and
         Gift Report  ("Blueform") with Compliance by the 10th day of each month for the previous month (e.g., a September Blue Form would be due by the
         10th of October).  If you did not execute any  securities  transactions during  the  applicable  month,  you  must  still  submit  a Blue  Form indicating that fact. You file these Reports  electronically  on the NA
         Intranet  site  at   http://home.nacm.com/Compliance.   The  Compliance
         Department receives all Report  confirmations via email and stores them in a master database that is archived annually to CD ROM.

         Your Report must contain the following information with respect to each
         reportable  personal  securities   transaction.   All  fields  must  be
         completed in order for your report to be successfully filed:

               o   Date of transaction;
               o Nature of the transaction (purchase, sale or any other type of acquisition or disposition);
               o   Security name;
               o   Security symbol or CUSIP;
               o   Number of shares/par;
               o Principal amount of each security and/or the price at which the transaction was effected; and
               o Name of the broker, dealer or bank with or through whom the transaction was effected.


                                       13


         Monthly Reports may contain a statement that the report is not to be construed as an admission that the person filing the report has or had any direct or indirect beneficial interest in any security described in the report.

         C.       DUPLICATE BROKERAGE STATEMENTS & CONFIRMATIONS

         To  assist NA in  monitoring  compliance  with the  Code,  as a Covered
         Person, you must instruct each broker-dealer with whom you maintain an account to send duplicate copies of all transaction confirmations and statements directly to NA's Compliance Department. This requirement does not apply to accounts that are exclusively hold Exempt Securities or are held at a mutual fund company.

         D.       CERTIFICATION OF COMPLIANCE

         As a newly hired Employee, you must certify that you have read, understand and will comply with the Code.

         As a continuing Employee, you must annually certify that you have read, understand, have complied, and will continue to comply, with the Code.



                                       14


--------------------------------------------------------------------------------
VI.      POTENTIAL CONFLICT OF INTEREST ISSUES
--------------------------------------------------------------------------------

         Certain activities, while not directly involving personal trading issues, nonetheless raise similar potential conflict of interest issues and are appropriate for inclusion in the Code. These monitored activities are as follows:

         A.       SERVICE ON BOARDS OF OTHER COMPANIES

         As a Covered Person, you are prohibited from serving on the board of directors of any publicly traded company or organization. In addition, if you wish to serve on the board of directors of a privately held "for profit" company, you must first obtain prior written approval from NA's
         Director of Compliance or General Counsel. It is not necessary to obtain approval to serve on the board of directors of entities such as schools, churches, industry organizations or associations, or similar non-profit boards.

         B.       GIFTS

         As a Covered Person, you may not seek any gift, favor, gratuity, or preferential treatment from any person or entity that:

              o   does business with or on behalf of NA;
              o is or may appear to be connected with any present or future business dealings between NA and that person or organization;
                  or
              o   may create or appear to create a conflict of interest.

         You may only accept gifts offered as a courtesy. You must report on your monthly Blueform all gifts, favors or gratuities valued at $25 more (except meals valued at less than $50). Non-Employee Trustees only need to report gifts if values in excess of $100 and the gift is given in connection with the Trustee's affiliation with the NA.

         C.       GIFT PRE-CLEARANCE

         You must submit a gift pre-clearance form and obtain prior written approval for all gifts with a fair market value in excess of $100. Fair market value applies to the value of the total gift (e.g., if you receive 4 tickets valued at $55 a piece, this is considered a gift in valued over $100 and must be pre-cleared). You must make every reasonable effort to obtain approval from your direct supervisor and the Compliance Department prior to accepting anything of value over $100. In the event that pre-approval is not possible, you must make disclosure as soon as possible after the gift/event, in any event, no later than on your next Blue Form.

         A gift may be denied or required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive.


                                       15


         D.       GIFT VIOLATIONS

         In the event you fail to properly disclose and/or pre-clear these items, the Management Committee will require the employee personally to either donate the fair market value of the item (or the item itself) to charity or directly reimburse the person or entity responsible for giving the item.

         As a Covered Person, you may not offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

         You must  never give or receive  gifts or  entertainment  that would be controversial  to either you or NA, if the information was made public.
         You  should  be  aware  that  certain  NA  clients   might  also  place
         restrictions on gifts you may give to their employees.




                                       16


--------------------------------------------------------------------------------
VII.     VIOLATIONS OF THE CODE
--------------------------------------------------------------------------------

         A violation of this Code is subject to the imposition of such sanctions as may be deemed appropriate under the circumstances to achieve the purposes of this Code. NA's Director of Compliance and the Executive
         Committee will determine sanctions for violations of the Code. Such sanctions may include those previously described, as well as others deemed appropriate.

         Sanctions for a material  violation  (i.e., one that involves an actual conflict or appearance of impropriety) of this Code by a Trustee of the
         Funds  will  be   determined   by  a  majority   vote  of  that  Fund's
         Disinterested Trustees.

         If you have any questions about any aspect of the Code, contact the Director of Compliance.


                                       17


--------------------------------------------------------------------------------
VIII.    ANNUAL BOARD REVIEW
--------------------------------------------------------------------------------

         The NA management annually prepares a report to the Funds' boards summarizing existing procedures concerning personal trading (including any changes in the Code), highlights material violations of the Code requiring significant corrective action and identifies any recommended changes to the Code.






                                       18


--------------------------------------------------------------------------------
IX.      Administration & Construction
--------------------------------------------------------------------------------

         NA's Director of Compliance serves as the "Administrator" of this Code.
         The Administrator's duties include:

            o  Maintenance of a current list of Covered Persons;
            o Providing all Employees with a copy of the Code and periodically informing them of their duties and obligations under the Code;
            o Supervising the implementation and enforcement of the terms of the Code;
            o Maintaining or supervising the maintenance of all records and reports required by the Code;
            o  Preparing a list of all transactions effected by any Covered
               Person during the three (3) day blackout period;
            o Determining whether any particular securities transactions should be exempted pursuant to the provisions of Section III of the Code;
            o Issuing, either personally or with the assistance of counsel, any interpretation of the Code which would be consistent with the objectives of the Code;
            o Conducting inspections or investigations reasonably required to detect and report material violations of the Code and provide recommendations relative to these violations to NA's Management
               Committee, or the Board of Trustees of a Fund or any Committee appointed by them to deal with such information;
            o Submitting a quarterly report to the Trustees of each Fund containing a description of any material violation and action taken and any other significant information concerning administration of the Code; and
            o Regular reporting on Code compliance to the Executive Committee and General Counsel.


                                       19


--------------------------------------------------------------------------------
X.       AMENDMENTS & MODIFICATIONS
--------------------------------------------------------------------------------

         This Code may be amended or modified as deemed necessary by the officers of the Funds, with the advice of Fund counsel, provided such amendments or modifications shall be submitted to the Board of Trustees of the Funds for ratification and approval at the next available meeting. This version of the Code has been amended taking into account the recent amendments to Rule 17j-1 under the Investment Company Act of 1940. This Code is effective as of March 20, 2000 to be ratified by the Board of Trustees of the Funds at its next regularly scheduled meeting.





                                       20


================================================================================
                                   APPENDIX I
================================================================================


                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES
                  POLICIES AND PROCEDURES CONCERNING THE MISUSE
                       OF MATERIAL NON-PUBLIC INFORMATION
                               ("INSIDER TRADING")

Every employee of Nicholas-Applegate Capital Management, a California Limited
Partnership ("NA") must read and retain a copy of these Policies and Procedures.
Any questions regarding the Policies and Procedures described herein should be referred to NA's Compliance Department ("Compliance").

--------------------------------------------------------------------------------
SECTION I.        POLICY STATEMENT ON INSIDER TRADING ("Policy Statement")
--------------------------------------------------------------------------------

         NA's Policy Statement applies to every Employee and extends to activities both within and outside the scope of their duties at NA. NA forbids any Employee from engaging in any activities that would be considered "insider trading."

         The term "insider trading" is not defined in the federal securities laws, but generally is understood to prohibit the following activities:

            o Trading by an insider, while in possession of material non-public information;
            o Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;
            o Recommending the purchase or sale of securities while in possession of material non-public information; or
            o Communicating material non-public information to others (i.e., "tipping").

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If you have any questions regarding this Policy Statement you should consult the Compliance Department.

         WHO IS AN INSIDER?

         The concept of "insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, company attorneys, accountants, consultants, bank lending officers, and the employees of these organizations. In addition, NA and its Employees may become temporary insiders of a company that NA advises or for which NA performs other services.
         According to the U.S. Supreme Court, before an outsider will be considered a temporary insider for these purposes, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must, at least, imply such a duty.


                                      I-1


         WHAT IS MATERIAL INFORMATION?

         Trading, tipping, or recommending securities transactions while in possession of inside information is not an actionable activity unless the information is "material." Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to:

              o    dividend changes;
              o    earnings estimates;
              o    changes in previously released earnings estimates;
              o    a joint venture;
              o    the borrowing of significant funds;
              o a major labor dispute, merger or acquisition proposals or agreements;
              o    major litigation;
              o    liquidation problems; and
              o    extraordinary management developments.

         For information to be considered material, it need not be so important that it would have changed an investor's decision to purchase or sell particular securities; rather it is enough that it is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event would depend on the likelihood that the event will occur and its significance if it did occur.

         Material  information does not have to relate to a company's  business.
         For example, in U.S. v. Carpenter, 791 F.2d 1024 (2d Cir. 1986), aff'd,
         484 U.S. 19 (1987) (affirmed without opinion by an evenly divided court
         with  respect  to  the  charge  of  insider   trading,   based  on  the
         "misappropriation"  theory),  the court  considered as material certain information  about the contents of a forthcoming  newspaper column that was expected to affect the market price of a security.  In that case, a
         Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various  companies  would appear in the Journal and whether those reports would be favorable or not.

         WHAT IS NON-PUBLIC INFORMATION?

         All information is considered  non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to  show  that  the  information  is  generally  public.  For  example, information  found in a report  filed with the SEC, or appearing in Dow
         Jones,  Reuters  Economic  Services,  The Wall Street  Journal or other
         publications  of  general   circulation  would  be  considered  public.
         Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.


                                      I-2


         BASIS FOR LIABILITY

         In order to be found liable for insider trading, one must either (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party, or (ii) have misappropriated material non-public information from another person.

                  FIDUCIARY DUTY THEORY

                  Insider trading liability may be imposed on the theory that the insider breached a fiduciary duty to a company. In 1980, the U.S. Supreme Court held that there is no general duty to disclose before trading on material non-public information, and that such a duty arises only where there is a fiduciary relationship. That is, there must be an existing relationship between the parties to the transaction such that one party has a right to expect that the other party would either (a) disclose any material non-public information, if appropriate or permitted to do so, or (b) refrain from trading on such material non-public information. Chiarella v. U.S., 445 U.S.
                  222 (1980).

                  In Dirks v. SEC, 463 U.S. 646 (1983),  the U.S.  Supreme Court
                  stated  alternative  theories  under  which  non-insiders  can acquire the fiduciary  duties of insiders:  (a) they can enter into a  confidential  relationship  with the  company  through which they gain the information (e.g., attorneys, accountants, etc.),  or (b)  they  can  acquire  a  fiduciary  duty  to the company's  shareholders  as "tippees"  if they were aware,  or should have been aware, that they had been given  confidential information  by an insider that  violated his or her fiduciary
                  duty  to  the  company's   shareholders   by  providing   such
                  information to an outsider.

                  However, in the "tippee" situation, a breach of duty occurs only where the insider personally benefits, directly or indirectly, from the disclosure. Such benefit does not have to be pecuniary, and can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

                  MISAPPROPRIATION THEORY

                  Another   basis  for   insider   trading   liability   is  the
                  "misappropriation"  theory. Under the misappropriation theory, liability is  established  when trading occurs as a result of, or based upon, material non-public information that was stolen
                  or   misappropriated   from  any  other  person.  In  U.S.  v.
                  Carpenter, supra, the court held that a columnist for The Wall
                  Street  Journal had  defrauded  the  Journal  when he obtained information  that was to appear in the  Journal  and used such information for trading in the securities  markets.  The court held that the columnist's misappropriation of information from his employer was sufficient to give rise to a duty to disclose such information or abstain from trading thereon,  even though the columnist owed no direct  fiduciary duty to the issuers of the  securities  described in the column or to  purchasers  or sellers of such securities in the marketplace.  Similarly,  if information is given to an analyst on a confidential basis and the  analyst  uses  that  information  for  trading  purposes, liability could arise under the misappropriation theory.


                                      I-3


         PENALTIES FOR INSIDER TRADING

         Penalties  for  trading  on,  or  communicating   material   non-public
         information are severe, both for individuals  involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties  below even if he or she did not personally  benefit from the violation. Penalties include:

              o   Civil injunctions;
              o Criminal penalties for individuals of up to $1 million and for "non-natural persons" of up to $2.5 million plus, for individuals, a maximum jail term from five to ten years;
              o   Private rights of actions for disgorgement of profits;
              o Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;
              o Civil penalties for the employer or other controlling person of up to the greater of $1 million per violation or three times the amount of the profit gained or loss avoided, as a result of each violation; and
              o A permanent bar, pursuant to the SEC's administrative jurisdiction, from association with any broker, dealer, investment company, investment adviser, or municipal securities dealer.

         In addition, any violation of this Policy Statement can be expected to result in serious sanctions by NA, including dismissal of the persons involved.


--------------------------------------------------------------------------------
SECTION II.  PROCEDURES TO IMPLEMENT NA'S POLICY STATEMENT
--------------------------------------------------------------------------------

         The following procedures have been established to aid NA's Employees in avoiding insider trading, and to aid NA in preventing, detecting and imposing sanctions against insider trading. Every Employee of NA must follow these procedures or risk serious sanctions, as described above.
         If you have any questions about these procedures you should consult with the Director of Compliance.

         IDENTIFYING INSIDER INFORMATION

         Before trading for yourself or others, including for any client accounts managed by NA, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions.

         o   Is the information material?
         o Is this information that an investor would consider important in making an investment decision?
         o Is this information that would substantially affect the market price of the securities if generally disclosed?
         o   Is the information non-public?


                                      I-4



         o   To whom has this information been provided?
         o Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

         If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps.

             o Report the matter immediately to Compliance and disclose all information that you believe may bear on the issue of whether the information you have is material and non-public;

             o Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by NA;
                and

             o Refrain from communicating the information inside or outside NA, other than to Compliance.

         After Compliance has reviewed the issue, you will be instructed to continue the prohibitions against trading, tipping, or communication, or you will be allowed to trade and communicate the information. In appropriate circumstances, our Director of Compliance will consult with our General Counsel as to the appropriate course of action.

         PERSONAL SECURITIES TRADING

         All  Employees  of NA must  adhere to NA's Code of Ethics  and  Conduct
("Code") with respect to:

             o  securities transactions effected for their own account,
             o accounts over which they have a direct or indirect beneficial interest, and
             o accounts over which they exercise any direct or indirect influence.

         Please refer to NA's Code as necessary.  In  accordance  with the Code,
         Employees are required to obtain prior written approval from Compliance for all personal securities transactions (unless otherwise exempt under the Code) and to submit to Compliance a Monthly Securities  Transaction
         and  Gift  Report   ("Blueform")   concerning  all  equity   securities
         transactions as required by NA's Code.

         RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

         Information  in your  possession  that you  identify,  or that has been identified to you as material and non-public,  must not be communicated to anyone,  except as  provided  above.  In  addition,  you should make certain that such information is secure. For example,  files containing material  non-public  information should be sealed and inaccessible and access to computer files  containing  material  non-public  information
         should  be   restricted  by  means  of  a  password  or  other  similar restriction.


                                      I-5


         RESOLVING ISSUES CONCERNING INSIDER TRADING

         If, after consideration of the items set forth above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, please discuss such matters with our Director of Compliance before trading or communicating the information in question to anyone.

         SUPERVISORY PROCEDURES

         NA's Compliance Department is critical to the implementation and maintenance of these Policies and Procedures against insider trading.
         The supervisory procedures set forth below are designed to detect and prevent insider trading.

                  PREVENTION OF INSIDER TRADING

                  In  addition  to  the  pre-approval   and  monthly   reporting
                  procedures   specified   in  the  Code   concerning   personal
                  securities  transactions,  the  following  measures  have been implemented to prevent insider trading by NA's Employees.

                  1. All Employees of NA will be provided with a copy of these
                     Policies and Procedures regarding insider trading.
                  2. Compliance will, as deemed necessary, conduct educational seminars to familiarize Employees with NA's Policies and
                     Procedures. Such educational seminars will target, in
                     particular, persons in sensitive areas of NA who may receive inside information more often than others;
                  3. Compliance will answer questions regarding NA's Policies and Procedures;
                  4. Compliance will resolve issues of whether information
                     received by an Employee of NA is material and non-public
                  5. Compliance will review these Policies and Procedures on a regular basis and update as necessary;
                  6. Whenever it has been determined that an Employee of NA has possession of material non-public information, Compliance will
                     (i) implement measures to prevent dissemination of such
                     information, and (ii) restrict Employees from trading in the securities by placing such securities on NA's Restricted List;
                     and
                  7. Upon the request of any Employee, Compliance will review and any requests for clearance to trade in specified
                     securities and either approve or disapprove.

                  DETECTION OF INSIDER TRADING

                  To detect insider trading, Compliance will:

                  1. Review the personal securities transaction reports filed by each Employee, including subsequent monthly review of all personal securities transactions;
                  2. Review the trading activity of client accounts managed by
                     NA;
                  3. Review the trading activity of NA's own accounts, if any;
                     and


                                      I-6


                  4. Coordinate the review of such reports with other
                     appropriate Employees of NA when Compliance has reason to believe inside information has been provided to certain
                     Employees.

                  REPORTS TO MANAGEMENT

                  Promptly  upon  learning  of a  potential  violation  of  NA's
                  Policies   and   Procedures,   Compliance   will   prepare   a
                  confidential  written  report to  management,  providing  full details and  recommendations  for further action. In addition,
                  Compliance   will   prepare   reports  to   management,   when
                  appropriate, setting forth:

                  1. A summary of existing procedures to prevent and detect
                     insider trading;
                  2. Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;
                  3. An evaluation of the current procedures and any
                     recommendations for improvement; and
                  4. A description of NA's continuing education program
                     regarding insider trading, including the dates of any seminars since the last report to management.

                  In response to such report, management will determine whether any changes to the Policies and Procedures might be appropriate.


                                      I-7


--------------------------------------------------------------------------------
                                   APPENDIX II
--------------------------------------------------------------------------------

                        EXAMPLES OF BENEFICIAL OWNERSHIP
                        --------------------------------

>> Securities held by an Access Person for their own benefit, regardless of the form in which held;

>> Securities held by others for an Access Person's benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

>>   Securities held by a pledgee for an Access Person's account;

>> Securities held by a trust in which an Access Person has an income or remainder interest, unless the Access Person's only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Access Person;

>> Securities held by an Access Person as trustee or co-trustee, where the Access Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

>> Securities held by a trust of which the Access Person is the settlor, if the Access Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

>>   Securities held by a general or limited partnership in which an Access
     Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Access Person owns more than 25% of the partnership's general or limited partnership interests);

>>   Securities held by a personal holding company controlled by an Access
     Person alone or jointly with others;

>> Securities held in the name of an Access Person's spouse - unless legally separated or divorced;

>> Securities held in the name of minor children of an Access Person or in the name of any relative of an Access Person or of their spouse (including an adult child) who is presently sharing the Access Person's home;

>> Securities held in the name of any person other than an Access Person and those listed in above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Access Person obtains benefits equivalent to those of ownership; and

>> Securities held in the name of any person other than an Access Person , even though the Access Person does not obtain benefits equivalent to those of ownership (as described above), if the Access Person can vest or re-vest title in himself.


                                      II-1


--------------------------------------------------------------------------------
                                  APPENDIX III
--------------------------------------------------------------------------------



                              QUICK REFERENCE GUIDE

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                   PRE- CLEAR      REPORT     BLACK-OUT    HOLDING    TRADING FINE     DISGORGEMENT
-----------                                                              PERIOD       PERIOD      APPLIES          REQUIRED

                                                          ("Blue Form")
------------------------------------------------------------------------------------------------------------------------------------
Exempt Securities:
Open-end mutual funds, US Gov't securities,
BAs, CDs, CP, Muni bonds and stock indices        NO            NO          NO           NO         N/A                N/A

------------------------------------------------------------------------------------------------------------------------------------
Exempt Transactions:
No control or influence, non-voluntary,
automatic dividend reinvestment plan,
exercise of pro-rata rights issue, options        NO            NO          NO           NO         N/A                N/A
or futures on commodities, currencies or
interest rates

------------------------------------------------------------------------------------------------------------------------------------
De Minimis Transactions:
1,000 shares or $10,000 and NYSE or other
listed domestic exchange, including NASDAQ,       NO           YES          NO           YES        YES                YES
and market cap = $2 billion (daily limit)

------------------------------------------------------------------------------------------------------------------------------------
= 500 shares, NYSE, or market cap = $500          YES          YES          NO           YES        YES                YES
million
------------------------------------------------------------------------------------------------------------------------------------

NOTE: This information is provided as a summary only. You are responsible to ensure your personal securities trading complies with the Code. Please refer to the Code for further details. If you have any questions, please contact
Compliance.


                                     III-1


--------------------------------------------------------------------------------
                                   APPENDIX IV
--------------------------------------------------------------------------------


                                 EXEMPT INDICES

--------------------------------------------------------------------------------

The following are exempt from the 60-day minimum hold rule and are exempt from pre-clearance:

o        S&P 500 Index
o        S&P 100 Index
o        S&P Mid Cap Index (400 Issues)
o        S&P Small Cap Index (600 Issues)
o        NASDAQ 100 Index
o        Russell 2000 Index
o        Wilshire Small Cap Index (250 Issues)
o        EUROTOP 100 Index
o        Financial Times Stock Exchange (FT-SE) 100 Index
o        Japan Index (210 Issues)
o        NYSE Composite Index (2400 Issues)
o        PHLX National OTC Index (100 Issues)
o        Standard & Poor's Depository Receipts (SPDRs)
o        Standard & Poor's Mid Cap 400 Depository Receipts (Mid Cap SPDRs)
o        Gold/Silver Index Options
o        World Equity Benchmark Shares (WEBS)
o        JP Morgan Commodity Indexed Preferred Securities, Series A (Symbol JPO)
o        Dow Jones Industrials Diamonds (DIA)
o        NASDAQ 100 Shares (QQQ)

The Director of Compliance may approve any other Index on a case-by-case  basis.
If you have any questions  regarding the above,  please  contact the  Compliance
Department.


                                      IV-1


--------------------------------------------------------------------------------
                                   APPENDIX V
--------------------------------------------------------------------------------

================================================================================
                                   NEW HIRES:

PLEASE COMPLETE, SIGN & RETURN THE FOLLOWING 4 PAGES TO THE COMPLIANCE
DEPARTMENT WITHIN 5 DAYS OF YOUR DATE OF HIRE

                  YOU ARE NOT PERMITTED TO EXECUTE ANY PERSONAL
                   TRADES UNTIL THESE CERTIFICATES ARE FILED.

                   ANNUAL RECERTIFICATION (PRESENT EMPLOYEES):

YOU ARE REQUIRED TO COMPLETE, SIGN & RETURN THE FOLLOWING 4 PAGES TO THE
COMPLIANCE DEPARTMENT BY THE ANNUAL DUE DATE (STATED IN RENEWAL PACKET). IF IT
IS RECEIVED AFTER THAT DATE YOU WILL INCUR A FINE AS FOLLOWS - $50 FOR THE FIRST
DAY LATE & $10 EVERY DAY AFTER THAT.

ALL FINES ARE WRITTEN & SENT TO THE UNITED WAY.

              YOU WILL ALSO BE RESTRICTED FROM TRADING UNTIL THESE
             CERTIFICATES ARE RECEIVED IN COMPLIANCE (ONLY IF LATE).

                                    THANK YOU
================================================================================


                                      V-1


                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES
                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT


                            CERTIFICATE OF COMPLIANCE

-----------------------------------
NAME (PLEASE PRINT)

This is to certify that the Code of Ethics and Conduct ("Code"), updated as of March 2000, is available for my review on the intranet site (home.nacm.com) for the year 2000. I have read and understand the Code. I certify that I will comply with these policies and procedures during the course of my employment by NACM or NAS. Moreover, I agree to promptly report to the Director of Compliance any violation, or possible violation of this Code, of which I become aware.

I understand that a violation of this Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

------------------------------------
SIGNATURE

------------------------------------
DATE


                                      V-2


--------------------------------------------------------------------------------
                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          NICHOLAS-APPLEGATE SECURITIES
                             INSIDER TRADING POLICY
                                  {APPENDIX I}

                            CERTIFICATE OF COMPLIANCE



------------------------------------
NAME (PLEASE PRINT)

This is to certify that I have read and understand the policies and procedures of NA's Insider Trading Policy (the "Policy"), updated as of March 2000, and available for my review on the intranet site (home.nacm.com) for the year 2000.
I certify that I will comply with these policies and procedures during the course of my employment with NA. Moreover, I agree to promptly report to the Director of Compliance any violation, or possible violation, of the Policy of which I became aware.

I understand that violation of the Policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.



------------------------------------
SIGNATURE


------------------------------------
DATE


                                      V-3


                            PERSONAL HOLDINGS REPORT

As required in Section V of the NA's Code of Ethics ("Code"), please provide a list of all Securities (except Exempt Securities) in which you have a beneficial interest, including those in accounts of your immediate family and all Securities in non-client accounts for which you make investment decisions.

1.       List all Securities that are:

         a)    personally owned; or
         b) in which a beneficial interest is held by you, your spouse, minor child, or any other member of your immediate household;
         c) any trust or estate of which you or your spouse is a trustee, other fiduciary or beneficiary, or of which your minor child is a beneficiary; or
         d) any person for whom you direct or effect transactions under a power of attorney or otherwise.

                                     TABLE A
                                     -------

================================ ================= ============== ============= ================= =======================
       NAME OF SECURITY          TYPE SECURITY1      HOLDINGS       HOLDINGS    RELATIONSHIP3         DISCLAIMER OF
                                                    # OF SHARES    PRINCIPAL                      BENEFICIAL INTEREST4
                                                                  AMOUNT ($)2
-------------------------------- ----------------- -------------- ------------- ----------------- -----------------------

-------------------------------- ----------------- -------------- ------------- ----------------- -----------------------

-------------------------------- ----------------- -------------- ------------- ----------------- -----------------------

-------------------------------- ----------------- -------------- ------------- ----------------- -----------------------

-------------------------------- ----------------- -------------- ------------- ----------------- -----------------------

================================ ================= ============== ============= ================= =======================
*  If none, write NONE.

*NOTE: Continue listing as necessary on additional sheets. (You may attach a copy of a broker statement listing the information - if so, indicate by writing
"See attached.")

IF YOU ARE A PRESENT EMPLOYEE (new employees continue to Table B)
-----------------------------------------------------------------

2. Have you, during the past 12 months, requested prior clearance of and filed monthly reports for all applicable securities transactions as required by the Code?

                          Yes                 No
                 --------               -----

         If "No", has the transaction been discussed with the Compliance
Department?

                          Yes                 No
                 --------               -----


-------------------------------
1 Insert the following symbol as pertinent to indicate the type of security held: C-common stock, P-preferred stock, O-option, W-warrant and D-debt security.

2 To be completed only for debt securities.

3 Insert a, b, c, or d as explained above, to describe your interest in these securities.

4 Mark x to indicate that the reporting or recording of this securities holding shall not be construed as an admission that you have any direct or indirect beneficial interest in these securities. Please see Appendix II for a list of examples of beneficial interest.



                                      V-4


         If not, please advise the Compliance Department in writing separately of any securities transactions not pre-cleared or reported.

3. Have you filed monthly reports for all reportable securities transactions as required by the Code?

                          Yes                 No
                 --------               -----

         In addition, Nicholas-Applegate requires all employees to disclose all brokerage accounts in their name, any spouse's account, any children's account or any other account over which the employee has control or is a beneficiary.

                                     TABLE B

===================================== ==================================== ============================================
           NAME OF BROKER                       ACCOUNT NUMBER                         NAME(S) ON ACCOUNT
------------------------------------- ------------------------------------ --------------------------------------------

------------------------------------- ------------------------------------ --------------------------------------------

------------------------------------- ------------------------------------ --------------------------------------------

------------------------------------- ------------------------------------ --------------------------------------------

------------------------------------- ------------------------------------ --------------------------------------------

------------------------------------- ------------------------------------ --------------------------------------------

------------------------------------- ------------------------------------ --------------------------------------------

===================================== ==================================== ============================================
*   If none, write NONE.

I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief and are made in good faith.




-----------------------------------          -----------------------------------
DATE                                          SIGNATURE



                                      V-5
